EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-151897, 333-153175, 333-141049, 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, 33-31556, and 2-76939 on Form S-8 and in Nos. 333-127677 and 333-153631 on Form S-3 of our reports dated February 27, 2009, relating to the consolidated financial statements and financial statement schedule of Smith International, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” on January 1, 2007) and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Houston, Texas
February 27, 2009

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